UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2021, the Board of Directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) appointed Anuj Aggarwal as the Company’s Interim Chief Financial Officer, effective immediately. In this role, Mr. Aggarwal will serve as the Company’s principal financial officer. Mr. Aggarwal will also continue to serve as the Company’s Senior Director of Financial Planning and Analysis and Business Unit Support. Aparna Oka, the Company’s Corporate Controller, had been serving as the Company’s principal financial officer and principal accounting officer since April 16, 2021. Following Mr. Aggarwal’s appointment, Ms. Oka will continue to serve as the Company’s principal accounting officer.

Mr. Aggarwal, age 42, was promoted as the Company’s Senior Director of Financial Planning and Analysis and Business Unit Support in April 2021. Prior to that, Mr. Aggarwal served as the Company’s Director of Financial Planning and Analysis and Business Unit Support since October 2020. From June 2018 to June 2019, Mr. Aggarwal served as the Director of Commercial Finance at Patheon, a company in the life sciences industry, where he led strategic initiatives, deal negotiations, closing activities and financial planning and analysis matters. After completion of the Patheon acquisition by Thermo Fisher Scientific in June 2019, Mr. Aggarwal continued to serve as Senior Finance Manager until March 2020. Prior to that, Mr. Aggarwal held several leadership positions at Intel Corporation, a company in the semiconductor industry, including: from April 2016 to June 2018, serving as Senior Strategic Finance Specialist in the Legal Group where he was responsible for patent portfolio optimization, business unit support, deal modeling and forecasting activities; and from April 2014 to April 2016, serving as Senior Strategic Finance Specialist in the Global Supply Chain Group where he was responsible for strategic initiatives, cost analytics, contract negotiations and supply chain strategy. Additionally, from 2001 to 2004 and 2006 to 2014, Mr. Aggarwal held various positions at Intel Corporation supporting Global Supply Chain, Fab/Sort Manufacturing, and Internet of Things where he was responsible for financial reporting, forecasting, contracts, and driving cost reduction projects. Mr. Aggarwal received his Masters of Business Administration from Eller College of Management at University of Arizona and his Bachelor of Science in Finance and Economics at Arizona State University.

There are no arrangements or understandings between Mr. Aggarwal and any other person pursuant to which he was appointed to serve as the Company’s Interim Chief Financial Officer. There are also no family relationships between Mr. Aggarwal and any director or executive officer of the Company, and Mr. Aggarwal does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Mr. Aggarwal in connection with his appointment as the Company’s Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: May 4, 2021

	By:	/s/ Darin Billerbeck
Darin Billerbeck
Interim Chief Executive Officer